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                                                                   EXHIBIT 10.23

                              ASSIGNMENT AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, V-Tek Systems Corporation ("Assignor"), a California corporation with its principal place of business at 1315 S. Valley Vista Drive, Diamond Bar, CA 91765, hereby assigns, transfers and conveys to The First Marblehead Corporation, a Delaware corporation having a principal place of business at 30 Little Harbor, Marblehead, Massachusetts ("Company"), all of Assignor's right, title and interest in and to all work, deliverables, materials, software (object and source code), computer programs, manuals, improvements, flow charts, specifications, designs, processes, and the tangible embodiments of same, made or conceived by Assignor in connection with and during the performance of services under all prior and present engagements with the Company, including but not limited to the development of the GATE Universal System, and the development of a web-based on-line loan claiming process and a school converter process (collectively, the "Work" or "Works"), other than Developer's Tools, as defined below.

"Developer's Tools" shall mean Assignor's pre-existing, proprietary reusable software code (including derivatives thereof) that is installed or incorporated in or as part of the Work. "Developer's Tools" also include the enhanced general knowledge, skills and experience developed by Assignor as a result of Assignor's performance of services under its engagements with the Company. Assignor hereby grants to the Company a non-exclusive, fully paid-up, perpetual right and license to use, copy, modify, display, and make derivative works from the Developer's Tools for the purposes of using, operating, supporting and/or maintaining the Work. Nothing herein, however, shall be deemed a transfer of ownership of the Developer's Tools to the Company.

"Intellectual Property Rights" shall mean all patents and patent applications, trade marks (whether registered or unregistered and including any goodwill acquired in such trade marks), service marks, trade names, business names, internet domain names, e-mail address names, copyrights (including rights in computer software), computer source code, computer object code, moral rights, database rights, design rights, rights in know-how, rights in confidential information, rights in inventions (whether patentable or not), trade secrets and all other proprietary rights therein or relating thereto (whether registered or unregistered and including any form of application for any of the foregoing, and including all extensions and renewals thereof, together with all copyright registrations obtained therefor, and any renewals or extensions of such copyright registrations, and together with all rights to sue and recover for any past infringements of any of the copyrights), and all other equivalent or similar rights which may subsist anywhere in the world.

To the extent any such Work is protectable under U.S. copyright laws, such Work shall be considered a "work made for hire" as that phrase is defined by such laws and shall be owned solely and exclusively by and for the express benefit of the Company. In the event such Work does not constitute a "work made for hire", Assignor hereby irrevocably and exclusively sells, assigns and transfers to the Company its entire right, title and interest in and to such Work (other than "Developer's Tools"), including, without limitation, all Intellectual Property Rights therein or relating thereto. Assignor agrees to waive all of its moral rights, if any, relating to the Work, including any rights of identification of authorship and any and all rights of approval, restriction or limitation on use thereof or subsequent modifications thereto.

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And for the same consideration Assignor does hereby agree for itself and for its respective heirs, executors and administrators, at the Company's cost, to (i) reasonably cooperate with the Company in the protection and enforcement of any Intellectual Property Rights that derive from the Work; and (ii) provide all reasonable assistance and execute, acknowledge and deliver all documents reasonably requested by the Company in the establishment, publication, preservation, protection and enforcement of its rights in said Work.

Assignor hereby represents, warrants and covenants that Assignor has granted no right or license to make, use or sell said Works (other than Developer's Tools) to anyone except the Company, that prior to the execution of this deed all of its right, title and interest in and to said Works has not been otherwise encumbered by Assignor, and that Assignor has not executed and will not execute any instrument in conflict herewith.

Nothing in this Agreement will be construed to restrict Assignor from using intangible residual know-how or general knowledge or concepts retained in the mind of Assignor's employees and consultants in developing products or performing services provided that Assignor or its employees and consultants do not reference, incorporate or use any confidential information of the Company or otherwise infringe on the Intellectual Property Rights of the Company. Further, nothing in this Agreement will be construed to grant to the Company exclusive ownership of the concepts and processes incorporated in the GATE Universal System which are generally known in the industry; and (2) except for the tier pricing and specific content (namely, the data, criteria, variables, formulas and relationships between each of the data points) embodied in the GATE Universal System, Assignor may use such concepts and processes incorporated in the GATE Systems in developing similar loan origination systems for itself or others, so long as Assignor does not breach its confidentiality obligations to the Company or violate the copyrights or trade secret rights of the Company.

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IN WITNESS WHEREOF, I have executed this Assignment on the 1st day of
July, 2003.

                            V-Tek Systems Corporation, a California Corporation

                                  /s/ Bernard Abrams
                            ---------------------------------------------
                            By: Bernard Abrams
                               ------------------------------------------
                            Title: President/CEO
                                  ---------------------------------------
                            Date: 7/8/2003
                                 ----------------------------------------


                                 ACKNOWLEDGEMENT
STATE OF CALIFORNIA

COUNTY OF Los Angeles

         BEFORE ME, the undersigned authority on this day personally appeared Bernard Abrams, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed same for the purposes and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE on this the 8th day of
July, 2003.

                                   __________________________________________
                                   Notary Public in and for Los Angeles County,
                                   California

                                   My Commission expires: 8/18/2004

                                   /s/ Mary Ellen Tourino